NEWS RELEASE
                                                               US 1 DISTRIBUTION
                                                           FOR IMMEDIATE RELEASE

For more information, contact:
Assaf Ran
President
DAG Media, Inc.
(718) 263-8454

                  DAG MEDIA ANNOUNCES STOCK REPURCHASE PROGRAM

      Kew Gardens, New York (Friday, August 6, 1999) -- DAG Media, Inc. (Nasdaq:
DAGM) announced today that its Board of Directors had authorized the purchase of up to 150,000 of its Common Shares in open market purchases over the next 12 months.

      The Company said its Board of Directors believes that DAG Media shares are undervalued in the marketplace. Any shares purchased will be held in the treasury for possible future use for general corporate purposes.

      DAG Media is a leading independent print and on-line publisher of yellow page directories, including NewYellow, a general interest yellow page directory that is challenging the monopoly of the Bell Atlantic Yellow Pages in the New York market. The company's directories are published on the Internet at www.porty.com.

      In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this release which look forward in time involve risks and uncertainties that may cause actual results or achievements to materially differ from those indicated by the forward-looking statements. These forward- looking statements include any statements relating to increased demand for the Company's services, expansion of the Company's business as well as any other statements which are not solely historical. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements.